UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
November 20, 2015

United States Steel Corporation
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(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
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(Address of principal executive offices)	(Zip Code)

(412) 433-1121
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(Registrant's telephone number,
including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an
Obligation under an Off -Balance Sheet Arrangement.

On November 20, 2015, United States Steel Corporation (the “Corporation”) received notice of acceleration from persons purporting to be beneficial owners of at least 25% of the outstanding principal amount of the Corporation’s 2.75% Senior Convertible Notes Due 2019 (the “2.75% Notes”), issued under the Seventh Supplemental Indenture, dated as of March 26, 2013, between the Corporation and The Bank of New York Mellon, as trustee (the “Indenture”), declaring the principal amount of, and interest on, all the 2.75% Notes due and payable. Upon receipt of proper documentation confirming ownership of the beneficial owners, in accordance with the terms of the Indenture, the Corporation will pay promptly in full the aggregate outstanding principal amount of the 2.75% Notes together with accrued and unpaid interest to the date of payment. As of the date of this Current Report on Form 8-K, the aggregate outstanding principal amount of the 2.75% Notes was $118,595,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By: /s/ Colleen M. Darragh__________
Colleen M. Darragh
Vice President and Controller

Dated: November 25, 2015